ACTION PERFORMANCE COMPANIES, INC.
                      1998 NON-QUALIFIED STOCK OPTION PLAN

              Adopted by the Board of Directors as of March 2, 1998

         1. Purpose. The purpose of this 1998 Non-Qualified Stock Option Plan (the "Plan") is to attract, retain, and motivate employees and independent contractors by providing them with the opportunity to acquire a proprietary interest in ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the "Company") and to link their interests and efforts to the long-term interests of the Company's shareholders.

         2. Plan Administration

                  2.1 In General. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 11, the Board, in its sole discretion, may delegate its authority and duties under the Plan to a committee appointed by the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator." Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to options granted under the Plan, including selection of the individuals to be granted options, the type of options, the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock") subject to an option, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an option. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

                  2.2 Other Plans. The Plan Administrator shall also have authority to grant options as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

         3. Eligibility. Employees of the Company and independent contractors and consultants shall be eligible to receive options under the Plan, provided that no person who is a director or executive officer of the Company shall be eligible to receive options under the Plan. For purposes of this Section 3, the "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator.

         4. Shares Subject to the Plan

                  4.1 Number and Source. The shares offered under the Plan shall be shares of the Company's Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Any shares subject to an option granted under the Plan that is forfeited,
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terminated or canceled, or any shares that do not vest, shall again be available for the granting of options under the Plan. Subject to adjustment as provided in
Section 4.2, the aggregate number of shares that may be issued under the Plan shall not exceed 500,000 shares.

                  4.2 Adjustment of Shares Available. The aggregate number and type of shares available for issuance under the Plan, the maximum number and type of shares that may be subject to an option granted to any individual under the Plan, the number and type of shares covered by each outstanding option, and the exercise price per share (but not the total price) for an option outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

                  4.3 Transfer of Control. In the event of a Transfer of Control, as defined below, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation") shall either assume the Company's rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding options in connection with the Transfer of Control, the Board may, in its discretion, provide that any unexercisable and/or unvested portion of the outstanding options shall be immediately exercisable and vested in full on or before the date of the Transfer of Control. The exercise and/or vesting of any option that was permissible solely by reason of this Section 4.3 shall be conditioned upon the consummation of the Transfer of Control. Any options that are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised on or before the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Unless otherwise determined by the Board, a "Transfer of Control" shall be deemed to have occurred in the event of any of the following: (a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company if the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (b) a merger or consolidation in which the Company is not the surviving corporation; (c) a merger or consolidation in which the Company is the surviving corporation if the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation; (d) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (e) a liquidation or dissolution of the Company.

         5. Stock Options

                  5.1   Grants.   The  Plan   Administrator   may   grant   only
"Nonqualified Stock Options" under the Plan. Nonqualified Stock Options are stock options that do not qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended. The price for which shares may be purchased upon exercise of a particular option shall be
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determined  by the Plan  Administrator.  For purposes of the Plan,  "Fair Market
Value" as to a particular day shall be the closing sales price of the Company's Common Stock on the Nasdaq National Market (or, if the Common Stock is not traded on the Nasdaq National Market, on the principal trading market for the Common Stock) as reported for such day (or, if such day is not a trading day, then the last date on which the Company's Common Stock was traded prior to the date of grant) in The Wall Street Journal or in such other source as the Plan Administrator deems reliable. The Plan Administrator shall set the term of each stock option.

                  5.2 Individual Option Agreements. Each option shall be evidenced by an agreement between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreement shall substantially comply with and be subject to the terms of the Plan. Each individual agreement may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

         6. Option Exercise

                  6.1 Precondition to Stock Issuance. No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in Section 6.3) is received by the Company. No holder of an option, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option unless and until such holder has tendered all documentation necessary to properly effect such exercise, together with full payment of the exercise price for the number of shares to be issued.

                  6.2 No Fractional Shares. No stock option may at any time be exercised with respect to a fractional share.

                  6.3 Form of Payment. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) any combination of the above, or (d) such other means as the Plan Administrator may approve. Any optionee who owns shares of the Company's Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the aggregate exercise price for the number of options to be exercised. If an option is exercised by surrender of shares having a Fair Market Value less than the aggregate exercise price for the number of options to be exercised, the optionholder must pay the difference in cash.

         7.  Transferability.   Except  as  specifically  allowed  by  the  Plan
Administrator, options and any of the rights and privileges conferred thereby shall not be assignable or
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transferable  by the  recipient  other than by will or the laws of  descent  and distribution and shall be exercisable during the recipient's lifetime only by the recipient.

         8. Withholding Taxes; Other Deductions. The Company shall have the right to deduct from any settlement of an option granted under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such option to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations.

         9. Termination of Services. The terms and conditions under which an option may be exercised following termination of a recipient's employment, directorship or independent contractor relationship with the Company shall be determined by the Plan Administrator.

         10. Term of the Plan. The Plan shall become effective as of March 2, 1998, and shall remain in full force and effect through March 2, 2008, unless sooner terminated by the Board. After the Plan is terminated, no future options may be granted, but options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

         11. Plan Amendment. The Board may amend, suspend or terminate the Plan at any time.

         12. Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options to acquire its Common Stock.


                                             ACTION PERFORMANCE COMPANIES, INC.,
                                             an Arizona corporation



                                             By:________________________________
                                                  Tod J. Wagenhals
                                                  Secretary
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